Exhibit 99.2

Oyster Enterprises Acquisition Corp.

PRO FORMA BALANCE SHEET

	As of January 22, 2021	Pro Forma Adjustments		Pro Forma As Adjusted January 28, 2021
		(unaudited)		(unaudited)
Assets:
Current assets:
Cash	$786,448	$600,000	b	$786,448
		(600,000)	b
Total current assets	786,448	—		786,448
Cash held in Trust Account	200,000,000	30,000,000	a	230,000,000
Total assets	$200,786,448	$30,000,000		$230,786,448

Liabilities and Stockholders’ Equity:
Current liabilities:
Accrued offering costs	$58,000	$—		$58,000
Total current liabilities	58,000	—		58,000
Deferred underwriting commissions in connection with the initial public offering	7,000,000	1,050,000	c	8,050,000
Total liabilities	7,058,000	1,050,000		8,108,000

Commitments and Contingencies
Class A common stock, $0.0001 par value; 18,872,844 shares at January 22, 2021 and 21,767,844 pro forma shares at January 28, 2021 authorized, issued and outstanding, subject to possible redemption at $10.00 per share	188,728,440	30,000,000	a	217,678,440
		(1,050,000)	d

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,127,156 shares at January 22, 2021 and 1,232,156 pro forma shares at January 28, 2021, issued and outstanding (excluding Class A shares subject to possible redemption)	113	10	d	123

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575	—		575
Additional paid-in capital	5,020,320	600,000	b	5,020,310
		(600,000)	b
		(1,050,000)	c
		1,049,990	d
Accumulated deficit	(21,000)	—		(21,000)
Total Stockholders’ Equity	5,000,008	—		5,000,008
Total Liabilities and Stockholders’ Equity	$200,786,448	$30,000,000		$230,786,448

See accompanying note to pro forma balance sheet

Note 1 – Closing of Overallotment Option and Additional Private Placement Warrants

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Oyster Enterprises Acquisition Corp. (the “Company”) as of January 22, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on January 28, 2021 as described below.

On January 28, 2021, the Company closed on the underwriters’ overallotment option of 3,000,000 units (the full amount), increasing the total gross proceeds from its initial public offering by $30,000,000 to $230,000,000. Additionally, on January 28, 2021, the Company closed on the sale of 600,000 additional private placement warrants at a purchase price of $1.00 per private placement warrant, generating gross proceeds of $600,000, and made a payment of $600,000 for the underwriting fee on the overallotment option. Transaction costs consist of $600,000 in cash underwriting fees and $1,050,000 of additional underwriting fees, which have been deferred until the completion of the Company’s initial business combination. Since the underwriters’ overallotment option was exercised in full, there is no forfeiture of any of the issued and outstanding shares of the Company’s Class B common stock. Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option and sale of the additional private placement warrants are as follows:

Pro Forma Entries:

		Debit	Credit
a.	Cash held in Trust Account	30,000,000
	Class A common stock subject to possible redemption		30,000,000
	To record sale of 3,000,000 Units at $10.00 per unit

b.	Cash	600,000
	Additional paid in capital	600,000
	Additional paid in capital		600,000
	Cash		600,000
	To record sale of 600,000 private placement warrants and payment of 2.0% cash underwriting fee on overallotment
c.	Additional paid in capital	1,050,000
	Deferred underwriting commission		1,050,000
	To record the liability for the 3.5% deferred underwriting compensation on overallotment option
d.	Class A common stock subject to possible redemption	1,050,000
	Class A common stock		10
	Additional paid in capital		1,049,990
	To reclassify 105,000 shares of Class A common stock to restore total permanent equity above $5,000,000 as required by charter